UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2016

Red Hat, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33162	06-1364380
(Commission File Number)	(IRS Employer Identification No.)

100 East Davie Street, Raleigh, North Carolina	27601
(Address of Principal Executive Offices)	(Zip Code)

(919) 754-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Red Hat, Inc. (“Red Hat” or the “Company”) today announced that Frank Calderoni, 59, has informed the Company of his intention to resign as Executive Vice President, Operations and Chief Financial Officer of the Company, effective January 20, 2017. Mr. Calderoni is leaving Red Hat to accept an opportunity to become the chief executive officer of another company.

The letter of resignation sent by Mr. Calderoni to the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The Company intends to appoint Eric R. Shander, its Vice President, Finance and Accounting and principal accounting officer, 47, to serve as the Company’s acting chief financial officer following Mr. Calderoni’s departure, pending a decision on a permanent replacement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2016	RED HAT, INC.

	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Resignation of Frank A. Calderoni, dated December 20, 2016